EXHIBIT  10.57.3

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT


This is to confirm that effective October 16, 2000, that certain Loan and Security Agreement dated June 18, 1999, between CELTIC CAPITAL CORPORATION (Secured Party) and National Manufacturing Technologies, Inc., a California corporation (Debtor) is hereby amended to read as follows:

1.11 "A/R MAXIMUM COMMITMENT" - at any time of determination, the amount, if any, by which $3,500,000.00 exceeds the aggregate principal amount of any advances or other extensions of credit outstanding from Lender to or on behalf of any of the Affiliates other than Borrower for the purpose of financing accounts receivable.

1.32 "INVENTORY MAXIMUM COMMITMENT" - at any time of determination, the amount, if any, by which $650,000.00 exceeds the aggregate principal amount
of  any advances  or   other  extensions  of  credit outstanding  from  Lender
to or on behalf of any of the Affiliates other than Borrower for the purpose of financing inventory.


In all other respects, the Loan and Security Agreement, as amended, shall remain in full force and effect.



NATIONAL  MANUFACTURING  TECHNOLOGIES,  INC.          CELTIC CAPITAL CORPORATION
Debtor                                                Secured  Party

/s/  Patrick  W.  Moore                              /s/  Alexander  Falo
-----------------------                              --------------------
By:  Patrick  W.  Moore                              By:  Alexander  Falo
Its:  PRESIDENT                                    Its:  VICE  PRESIDENT-CREDIT